Exhibit (c)(2)

 Preliminary Perspectives  Project OptimusPrime  September 2, 2022

 Table of Contents  Public Market Data & Analysis  Review of Management Long Range Plan  Preliminary Valuation Perspectives  Preliminary Process Alternatives  Next Steps  Appendix

 Public Market Data & Analysis

Preliminary

# Key Considerations for OptimusPrime Public Equity

**A Limited float and illiquid currency**

- Substantial ownership position by Dow combined with insiders limits public float to ~55% of shares outstanding
- L3M average daily trading volume of ~25k shares / day, or less than 0.1% of free float

**B Overhang from Paine Schwartz Partners and Dow**

- PSP currently holds ~39% (and growing) on an as-converted basis in the form of Series B convertible preferred securities
- Dow owns nearly 40% of the Company's common stock (~25% post-conversion of Series B), giving it a strong influence on the outcome of any vote

**C Continued value erosion from convertible preferred**

- The Series B convertible preferred shares impact the value of the Company's common shares and its ability to pursue strategic alternatives
- The 16%+ dividend (split between PIK and cash interest) adversely impacts common shareholders through (1) the cash flow available to the common and (2) dilution

**D Limited equity research coverage**

- Company is currently covered by 4 brokers; 3 out of the 4 brokers project to 2023E only, limiting the ability of investors to fully assess the Company's long(er)-term value creation prospects

**E Historical performance since De-SPAC**

- Company has traded down nearly 80% since its De-SPAC, reflecting the competitive and operational challenges it has faced thus far and the growing overhang from its capital structure and shareholder base

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PERELLA WEINBERG PARTNERS
4

 Relative Stock Price Performance vs. Peers  Source: Capital IQ as of 08/30/22  Notes: High Value Specialties includes Croda, Chr Hansen, Balchem and Novozymes; Large AgChem includes Nutrien, Mosaic, FMC Corp, CF Industries, Dow, Bayer, Corteva, BASF, Nufarm and UPL Limited; AgChem / AgTech includes FMC Corp, Scotts Miracle-Gro, Bioceres and American Vanguard; Food Safety / Security includes Ecolab, Sotera, Diversey and Neogen   (1) Reflects performance since 06/18/2018   (1)  Share Price performance indexed to Company (LTM)

*Preliminary*

# Historical Valuation Multiples

## *Company has historically traded at ~7.0x EV / NTM EBITDA since January 2019*

### EV / NTM EBITDA – SINCE JANUARY 2019

| | EV / NTM EBITDA | | | | |
|---|---|---|---|---|---|
| Average | OptimusPrime | AgChem / AgTech | High Value Specialties | Food Safety / Security | Large AgChem |
| 3-Month | 7.1x | 10.7x | 19.8x | 14.7x | 6.9x |
| 6-Month | 7.1x | 11.1x | 20.5x | 15.9x | 7.3x |
| 12-Month | 7.3x | 11.2x | 22.3x | 18.8x | 7.4x |
| 24-Month | 7.5x | 11.7x | 22.6x | 22.7x | 8.1x |
| 36-Month | 7.5x | 11.5x | 21.8x | 24.0x | 8.3x |


35.0x
30.0x
25.0x
20.0x
15.0x
10.0x
5.0x
0.0x
Jan-19
May-19
Aug-19
Dec-19
Apr-20
Aug-20
Dec-20
Apr-21
Aug-21
Dec-21
Apr-22
Aug-22
High Value Specialties 19.2x
Food Safety / Security 12.7x
AgChem / AgTech 10.7x
Large AgChem 7.0x
OptimusPrime 6.9x

PERELLA WEINBERG PARTNERS

Source: FactSet as of 08/30/2022

Notes: **High Value Specialties** includes Croda, Chr Hansen, Balchem and Novozymes; **Large AgChem** includes Nutrien, Mosaic, FMC Corp, CF Industries, Dow, Bayer, Corteva, BASF, Nufarm and UPL Limited; **AgChem / AgTech** includes FMC Corp, Scotts Miracle-Gro, Bioceres and American Vanguard; **Food Safety / Security** includes Ecolab, Sotera, Diversey and Neogen

6

 Historical and Consensus Projected Financials  REVENUE  GROSS PROFIT  Adjusted EBITDA (Non-gaap)  Free Cash Flow (non-Gaap)(1)  ($ in millions)  Source: FactSet, S&P Capital IQ as of 08/30/2022  Notes: Metrics are based on calendar year financials   (1) FCF calculated as Cash Flow from Operating Activities less Capital Expenditures   After two consecutive years of revenue declines, growth appears to have been re-invigorated; however, SmartFresh Apple is facing continued gradual erosion  Gross profit and gross margin have eroded meaningfully since 2019; expected diversification will drive further percentage erosion, but is expected to grow gross profit in absolute dollars, such that 2023 will be flat vs. 2019  Company achieves mid-high 30% EBITDA margins, however, EBITDA growth has been stagnant  Company produces high cash flow margins, benefitting from its asset-light and low CapEx operating model

Preliminary

# Equity Analyst View of OptimusPrime Stock

## WALL STREET SENTIMENT



Average # of Brokers
142% premium to current price(1)
4 4 4 3 3 3 3 3 3 3 3 3 4
100%
75%
50%
25%
0%
$3.75
$1.55
$0
Aug-21 Sep-21 Oct-21 Nov-21 Dec-21 Jan-22 Feb-22 Mar-22 Apr-22 May-22 Jun-22 Jul-22 Aug-22
Buy + Overweight
Hold
Sell + Underweight
Price
Target Price

## POTENTIAL CATALYSTS

- ✓ Continue to diversify revenue away from SmartFresh Apple by leveraging technology, deep registration and regulatory assets
- ✓ Strong growth initiatives for Vitafresh and FreshCloud solutions that are set to leverage significant global customer base
- ✓ New partnership announced with Novozymes represents a long-term growth opportunity
- ✓ Attractive margin profile supported by asset-light and low CapEx operating model

## KEY RISKS

- × A large portion of the company's revenue comes from SmartFresh product, which is based on one active ingredient
- × Continued erosion of SmartFresh Apple from competition
- × December 2024 term loan maturity
- × Outstanding series B convertible preferred represents high dilution risk along with ongoing cash dividend payments
- × Decline in gross margins as Company diversifies into lower margin products
- × Susceptibility to adverse weather events

P / W / P
PERELLA WEINBERG PARTNERS

Source: Wall Street research, FactSet as of 08/30/2022
Note: (1) Current price of $1.55 as of 08/30/2022

8

Preliminary

# Equity Analyst Valuation Perspectives

| | ROTH Capital Partners | HCW H.C.WAINWRIGHT&CO. | LAKE STREET CAPITAL MARKETS | BMO |
|---|---|---|---|---|
| Date | 08/29/2022 | 08/11/2022 | 08/10/2022 | 08/09/2022 |
| Methodology | EV / CY2022E EBITDA: 8.9x | DCF<br>15.8% discount rate (WACC) | P / FCF CY2022E: 9.0x | EV / CY2022E EBITDA: 7.0-7.5x |
| Latest Projection Year | 2023E | 2032E | 2023E | 2023E |
| Target Price | $4.50 | $5.00 | $3.00 | $2.25 |
| Premium / (Discount) to Current[1] | 190.3% | 222.6% | 93.5% | 45.2% |
| Rating | Buy | Buy | Buy | Hold |
| Rationale | "Looking towards 2H 2022, we anticipate a solid y/y increase driven by easier comparable (lower harvests last year due to weather) and incremental diversification growth." | "In the short term, we expect [Company] to gain market share in the post-harvest markets and expect the company to be opportunistically acquisitive in the mid-to-long term." | "The traditionally seasonally weak second quarter far exceeded our expectations this year on the top and bottom lines, and growth across its emerging portfolio set record levels." | "It might take some time for earnings to break out while [Company] deals with higher leverage and Illiquidity." |

Source: Wall Street equity research

Notes: Fiscal year ends Dec. 31

(1) Current price of $1.55 as of 08/30/2022

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9

 Meet / Miss Analysis (vs. Wall Street): Revenue and EBITDA  Source: Company filings, FactSet  ($ in millions)  Revenue  Adjusted EBITDA  Company has been more consistent with earnings beats since the appointment of its new management team in 2021

 Overview of Current Capital Structure and Liquidity  Liquidity Analysis(3)(4)  Capital Structure  Source: Company filings, market data as of 08/30/2022  Notes: (1) 600 bps at <3.50x Net Leverage, 625 bps >3.50x Net Leverage   (2) Includes accumulated PIK   (3) Based on Management Finance Case, assumes RCF and TLB are extended at L+700 and Convertible Preferred Stock is not refinanced   (4) Does not assume recapitalization of convertible preferred   (5) Includes FX costs of $4.3M  (1)  ($ in millions)  (2)  (5)

 Key Terms of Series B Convertible Preferred Stock  Conversion  The Series B Preferred Stock is convertible into Common Stock at the election of the holder at any time at an initial Conversion Price of $5.00 / share  Voting   Entitled to vote with Common Stock, number of shares based on the Conversion Price  Redemption Price  MOIC of 1.50x on or before July 27, 2021  MOIC of 1.75x on or before July 27, 2022  MOIC of 2.00x from and after July 27, 2022  MOIC  All cash redemption payments (including all cash dividends paid) divided by the difference of Liquidation Value minus OID(1)  Alternative Redemption Price  Redemption at 100% of Liquidation Value, plus all accumulated dividends  Change of Control  Change of control means (i) the sale of all or substantially all of the assets of Company to a 3rd party, (ii) a transaction by which any Person or group, other than PSP, is or becomes the beneficial owner of 50% or more of voting power, or (iii) the consolidation, merger or other combination of Company with or into any Person or Persons (unless no change in voting power post-combination or the merger effected solely for purposes of changing jurisdiction of incorporation)  In the event of a Change of Control, Company would be required to make an offer to repurchase all of the preferred stock for cash consideration per share equal to the greater of (i) the then-applicable Redemption Price or, in the event of a Change of Control after July 27, 2023, the Alternative Redemption Price, and (ii) the amount such holders would be entitled to receive at such time if the preferred stock were converted into common stock  Elective Redemption  In first 3 years of issuance, Company can choose to redeem all preferred stock at the designated redemption price or a partial redemption (of at least $25M and in $1M increments thereafter) that leaves at least $75M outstanding  After the first 3 years of issuance, Company may redeem (i) all preferred stock, (ii) in any 12 month period, no more than 50% of the then outstanding preferred stock for a price per share equal to the Alternative Redemption Price (if minimum volume and price redemption conditions are met) or the greater of the Alternative Redemption Price and the 2.0x Redemption Price (if minimum volume and price redemption conditions are not met)  Minimum Volume and Price Redemption Conditions: 20-day VWAP prior to the Redemption Date is equal to or greater than 100,000 shares and the Current Market Price is equal to or greater than $8.00  Source: Company Filings  Note: (1) MOIC calculation is equitably adjusted for the Decco Redemption

 Review of Management Long Range Plan

Preliminary

# Model Summary Takeaways

***Initial diligence session with PWP on 08/29, followed by a second diligence session with PWP and the Special Committee on 08/31; summary perspectives below:***

| | |
|---|---|
| **Methodology** | ▪ Management maintains and updates an annual rolling 5-year financial model<br>▪ In light of three major product launches in 2026E, management developed a 10-year P&L projection to account for the Company's long-term growth opportunity<br>▪ Each product revenue forecast is anchored on historical trends (mix of market size, volume, pricing, penetration)<br>– Product revenue forecast is prepared by strategic marketing<br>– Not a true "bottoms-up analysis" built on a customer basis |
| **Revenue** | ▪ Company's legacy product, SmartFresh Apple, is expected to steadily erode over time due to pricing pressures from generics entering the market offset by new registrations in new crops and geographies<br>– No erosion for other 1-MCP products assumed<br>▪ 2026E represents a critical year for growth driven by 1) Harvista approval in Europe and 2) expected launches of Novel Antimicrobials ("BoB") and Novozymes Biologics<br>– New products are based on assumed penetration and adoption curves; unclear if these are based on "Customer demand or needs"<br>▪ Antimicrobials expected to be a large contributor to long-term growth, representing 40%+ of total revenue by 2032E compared with ~19% in 2026E<br>– Additionally, gross profit attributable to Antimicrobials expected to grow from ~11% in 2026E to ~38% in 2032E, largely driven by 75%+ gross margin for Novozymes Biologics ($90M+ revenue in 2032E) compared to an overall gross margin of ~65% |
| **Expenses** | ▪ Diversification products are lower margin in nature vs. SmartFresh Apple. Total gross margin is expected to decline over time as Company executes on its diversification efforts<br>▪ R&D and S&M as a % of revenue largely held flat through 2026E; operating leverage seen primarily from efficiencies within G&A<br>▪ R&D targets 7%-8% of revenue in the near- to medium-term, reflecting continued investment in new product launches<br>▪ Antimicrobial expected also to comprise an increasingly significant portion of profitability, representing 37%+ of gross profit by 2023E (up from ~11% in 2026E) |

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PERELLA WEINBERG PARTNERS
14

Preliminary

# Management Finance Case: P&L

*($ in millions)*

| | 2017A | 2018A | 2019A | 2020A | 2021A | 2022F | 2023E | 2024E | 2025E | 2026E | 2027E | 2028E | 2029E | 2030E | 2031E | 2032E | CAGR '22E-'26E | CAGR '26E-'32E | CAGR '22E-'32E |
|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|
| SmartFresh Apple (1) | $120.6 | $114.8 | $110.2 | $97.5 | $96.2 | $91.9 | $90.4 | $84.7 | $81.2 | $77.9 | $76.4 | $75.1 | $75.0 | $74.0 | $72.6 | $71.1 | (4%) | (2%) | (3%) |
| SmartFresh Diversification | 21.6 | 23.0 | 20.1 | 20.1 | 20.6 | 23.5 | 26.2 | 27.3 | 32.9 | 37.6 | 41.0 | 43.3 | 46.3 | 48.1 | 49.3 | 50.6 | 13% | 5% | 8% |
| Other 1-MCP (Harvista, Ornamentals, Landspring) | 17.7 | 16.9 | 18.2 | 17.4 | 22.3 | 22.8 | 26.3 | 29.3 | 34.1 | 43.5 | 53.0 | 59.9 | 63.0 | 63.6 | 64.9 | 66.2 | 18% | 7% | 11% |
| Antimicrobial (2) | 2.9 | 13.7 | 14.3 | 14.8 | 19.2 | 26.4 | 29.1 | 34.6 | 39.3 | 48.3 | 60.7 | 77.1 | 99.8 | 130.4 | 163.5 | 199.9 | 16% | 27% | 22% |
| Coatings | - | 4.6 | 4.9 | 4.6 | 5.4 | 7.3 | 9.5 | 16.6 | 23.0 | 29.9 | 36.8 | 43.6 | 51.1 | 57.5 | 61.6 | 66.0 | 42% | 14% | 25% |
| Digital (Fresh Cloud) | 0.1 | 0.3 | 0.8 | 0.5 | 0.6 | 1.0 | 2.6 | 4.7 | 7.7 | 11.8 | 16.1 | 18.8 | 22.1 | 24.8 | 27.9 | 29.2 | 86% | 16% | 40% |
| Other (Control-Tec, RipeLock) | 1.1 | 5.5 | 1.6 | 2.8 | 1.6 | 2.8 | 2.0 | 2.1 | 2.4 | 2.6 | 2.8 | 3.1 | 3.4 | 3.8 | 4.2 | 4.6 | (2%) | 10% | 5% |
| **Total Revenue** | **$164.0** | **$178.8** | **$170.1** | **$157.6** | **$166.0** | **$175.6** | **$186.0** | **$199.3** | **$220.5** | **$251.7** | **$286.7** | **$320.9** | **$360.7** | **$402.2** | **$443.9** | **$487.6** | **9%** | **12%** | **11%** |
| *% YoY Total Revenue Growth* | 3% | 9% | (5%) | (7%) | 5% | 6% | 6% | 7% | 11% | 14% | 14% | 12% | 12% | 12% | 10% | 10% | | | |
| *% YoY Diversification Revenue Growth* | 25% | 47% | (6%) | 1% | 16% | 20% | 14% | 20% | 22% | 25% | 21% | 17% | 16% | 15% | 13% | 12% | | | |
| *Diversification Revenue, % of Total* | 26% | 36% | 35% | 38% | 42% | 48% | 51% | 57% | 63% | 69% | 73% | 77% | 79% | 82% | 84% | 85% | | | |
| Cost of Goods Sold | 32.7 | 46.3 | 45.0 | 42.2 | 49.0 | 55.4 | 61.1 | 69.2 | 78.0 | 90.6 | 103.7 | 116.6 | 130.0 | 144.4 | 157.9 | 172.3 | | | |
| **Gross Profit** | **$131.4** | **$132.5** | **$125.0** | **$115.4** | **$117.0** | **$120.3** | **$124.9** | **$130.1** | **$142.5** | **$161.1** | **$183.0** | **$204.4** | **$230.7** | **$257.8** | **$286.0** | **$315.3** | **8%** | **12%** | **10%** |
| *Gross Margin %* (3) | 80% | 74% | 74% | 73% | 71% | 68% | 67% | 65% | 65% | 64% | 64% | 64% | 64% | 64% | 64% | 65% | | | |
| R&D (4) | 13.8 | 13.9 | 14.1 | 12.4 | 12.9 | 13.3 | 14.0 | 14.8 | 15.5 | 16.5 | 17.2 | 18.1 | 18.9 | 19.7 | 20.4 | 21.0 | | | |
| *% of Revenue* | 8% | 8% | 8% | 8% | 8% | 8% | 8% | 7% | 7% | 7% | 6% | 6% | 5% | 5% | 5% | 4% | | | |
| S&M | 23.4 | 26.6 | 21.4 | 22.8 | 22.9 | 24.2 | 24.5 | 25.4 | 28.0 | 31.3 | 33.6 | 36.5 | 39.8 | 43.8 | 48.1 | 52.7 | | | |
| *% of Revenue* | 14% | 15% | 13% | 14% | 14% | 14% | 13% | 13% | 13% | 12% | 12% | 11% | 11% | 11% | 11% | 11% | | | |
| G&A | 38.5 | 39.2 | 38.1 | 31.1 | 29.8 | 27.9 | 30.2 | 31.0 | 32.3 | 35.4 | 36.6 | 37.9 | 39.3 | 40.5 | 41.6 | 42.7 | | | |
| *% of Revenue* | 23% | 22% | 22% | 20% | 18% | 16% | 16% | 16% | 15% | 14% | 13% | 12% | 11% | 10% | 9% | 9% | | | |
| **Operating Expenses** | **$75.6** | **$79.6** | **$73.6** | **$66.2** | **$65.5** | **$65.4** | **$68.7** | **$71.1** | **$75.8** | **$83.2** | **$87.4** | **$92.5** | **$98.1** | **$104.0** | **$110.0** | **$116.4** | | | |
| **Operating Income** | **$55.7** | **$52.9** | **$51.5** | **$49.2** | **$51.5** | **$54.9** | **$56.3** | **$59.0** | **$66.7** | **$77.8** | **$95.6** | **$111.9** | **$132.6** | **$153.8** | **$176.0** | **$198.9** | | | |
| *% Margin* | 34% | 30% | 30% | 31% | 31% | 31% | 30% | 30% | 30% | 31% | 33% | 35% | 37% | 38% | 40% | 41% | | | |
| **EBITDA** | **$99.1** | **$53.7** | **$38.6** | **$49.0** | **$64.0** | **$52.3** | **$59.3** | **$62.6** | **$71.0** | **$83.0** | **$101.8** | **$119.1** | **$141.1** | **$163.5** | **$187.0** | **$211.3** | **12%** | **17%** | **15%** |
| *% Margin* | 60% | 30% | 23% | 31% | 39% | 30% | 32% | 31% | 32% | 33% | 36% | 37% | 39% | 41% | 42% | 43% | | | |
| **Adj. EBITDA** | **$67.2** | **$66.9** | **$66.4** | **$60.1** | **$62.0** | **$66.5** | **$68.2** | **$71.7** | **$80.2** | **$94.1** | **$113.0** | **$130.5** | **$152.6** | **$175.2** | **$198.9** | **$223.4** | **9%** | **16%** | **13%** |
| *% Margin* | 41% | 37% | 39% | 38% | 37% | 38% | 37% | 36% | 36% | 37% | 39% | 41% | 42% | 44% | 45% | 46% | | | |

## PWP COMMENTARY

1. SmartFresh Apple revenue anticipated to erode over time due to pricing pressures from generics entering the market
2. Antimicrobials projected to be a large contributor to revenue, primarily driven by anticipated Novel Antimicrobial and Novozymes Biologics product launches in 2026
3. Total gross margin percentage forecasted to decline as Company diversifies into lower margin products
4. R&D and S&M as a % of revenue largely held flat through 2026E; operating leverage seen primarily from efficiencies within G&A

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PERELLA WEINBERG PARTNERS

Source: Company financials

15

 Management Finance Case: Revenue and Gross Margin Detail  Source: Company financials  1  1  2  Novel Antimicrobials and Novozymes Biologics contribute a large amount to growth and revenue in the outyears  Diversification growth products have significantly lower margins than legacy SmartFresh Apple  PWP commentary  1  2

 Company TAM Penetration Overview by Selected Products  Source: Diligence materials received by Company management on 08/24/22  Note: (1) TAM represents long-term TAM; % penetration represents Company penetration of TAM at maturity  (1)  Management assumes steady increase in market penetration over time

 Limited estimates available 2024E+; only 1 broker available  P&L Comparison: Consensus Estimates vs. Management Finance Case  Source: FactSet, Capital IQ, Company Filings, Company financials  Notes: (1) Broker estimates as of 08/30/22   (2) Represents Finance case in management projections received on 08/25/22  ($ in millions)  Near-term management projections are in-line with consensus estimates. Difficult to compare 2024E+ projections due to lack of broker estimates

 Preliminary Valuation Perspectives

Preliminary

# Preliminary Valuation Approach Considerations

- PWP utilized a combination of extrinsic and intrinsic valuation methodologies to form initial valuation perspectives on the Company
- For the extrinsic valuation methodologies, the Company lacks a “perfect” public comp and precedent transaction
  - PWP believes there is no post-harvest ag-tech specializing in specialty crops in the public markets (the closest comps e.g., Apeel, Pace, etc. are independent or private subsidiaries)
  - As a result, PWP identified three groups of potential comps: traditional Ag Chemicals, High Value Specialties and Food Safety / Security
- PWP analyzed the Company’s intrinsic value through a DCF and LBO
  - A 10-year DCF was utilized given long-term growth opportunities starting in 2026E
    - As a result, new growth products (Harvista, Novel Antimicrobials (“BoB”), Novozymes Biologics) drive a significant portion of the terminal value
  - PWP additionally looked at an illustrative market discount case which excludes revenue from new growth products and holds VitaFresh Botanicals Coatings and FreshCloud relatively stable starting 2025E to adjust for risks to achieving the long-term 10-year plan
  - The LBO is modelled over a 5-year time horizon, representing the holding period for typical sponsors
- PWP primarily focused on EBITDA and EBITDA multiples given the maturity and robust cash flow generation of Company
- Separately, PWP also performed present value of future share price and precedent premia analyses

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20

Preliminary

# Summary of Valuation Methodologies and Approach

| | | Valuation Methodology | Description |
|---|---|---|---|
| Market Reference | | 52 Week Trading | ▪ Range reflects Company's 52-week low and high share prices as of 08/30/2022 |
| Market Reference | | Research Analyst Targets | ▪ Range reflects low and high analyst share price targets as of 08/30/2022<br>▪ Low and high analyst share price targets per BMO and HC Wainwright, respectively<br>▪ Discounted by 1-year at Company's cost of equity |
| Comparable Public Companies | Consensus Metrics | EV / 2022E EBITDA | ▪ Applied relevant EV / 2022E EBITDA peer multiple ranges to Company's 2022E EBITDA per Consensus estimates<br>▪ Given no change of control, convertible preferred treated at face value in share price calculation |
| Comparable Public Companies | Consensus Metrics | EV / 2023E EBITDA | ▪ Applied relevant EV / 2023E EBITDA peer multiple ranges to Company's 2023E EBITDA per Consensus estimates<br>▪ Given no change of control, convertible preferred treated at face value in share price calculation |
| Comparable Public Companies | Management Finance Case | EV / 2022E EBITDA | ▪ Applied relevant EV / 2022E EBITDA peer multiple ranges to Company's 2022E EBITDA per Management Finance Case<br>▪ Given no change of control, convertible preferred treated at face value in share price calculation |
| Comparable Public Companies | Management Finance Case | EV / 2023E EBITDA | ▪ Applied relevant EV / 2023E EBITDA peer multiple ranges to Company's 2023E EBITDA per Management Finance Case<br>▪ Given no change of control, convertible preferred treated at face value in share price calculation |
| Precedent Transactions | | EV / LTM EBITDA | ▪ Applied relevant EV / LTM EBITDA precedent transactions multiple ranges (~25th – ~50th percentile) to Company's LTM EBITDA<br>▪ Assumes convertible preferred valued at 2.0x MOIC given change of control scenario |
| Intrinsic Valuation | Management Finance Case | DCF | ▪ Discounted Company's unlevered free cash flows per Management Finance Case from 2022 to 2032 to present value using an assumed discount rate of 10.5% – 14.5%<br>▪ Terminal multiple range of 7.0x – 9.0x<br>▪ Given no change of control, convertible preferred treated at face value in share price calculation |
| Intrinsic Valuation | Management Finance Case | LBO | ▪ Assumed a 5-year hold period with a target IRR of 20.0% – 30.0%<br>▪ Management Finance Case utilized for financial projections<br>▪ Exit multiple range of 8.0x – 10.0x<br>▪ Assumes convertible preferred valued at 2.0x MOIC given change of control scenario |
| Intrinsic Valuation | Market Discount Case | DCF | ▪ Assumes no contribution from growth products (Novel Antimicrobials and Novozymes Biologics)<br>▪ Assumes FreshCloud and VitaFresh grow 3% 2025E+<br>▪ Terminal multiple range of 7.0x – 9.0x<br>▪ Given no change of control, convertible preferred treated at face value in share price calculation |

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21

 Preliminary Valuation Summary  Current Share Price: $1.55  Notes: Share price as of 08/30/22   (1) Broker price targets represent 12-month targets; prices discounted 12 months from date of publication to 08/30/22; assumes cost of equity of 15.25%   (2) Excludes impact of Novel Antimicrobials and Novozymes Biologics revenue and gross margin forecasts from management finance case and assumes 3% YoY growth for VitaFresh Botanicals Coatings and FreshCloud starting 2025E  Highly preliminary & confidential – Illustrative Analyses for Discussion  (2)  (1)

 Public Comparable Companies Analysis  Source: S&P Capital IQ and FactSet as of 08/30/22, company financials  Notes: Metrics are based on calendar year financials; EV / Revenue, EV / EBITDA, and P / E multiples greater than 50.0x, 75.0x, and 100.0x   respectively are considered “NM”. Negative multiples are considered “NM”. “NA” indicates that a value was not available  ($ in millions, except per share values)  Highly preliminary & confidential – Illustrative Analyses for Discussion

*Preliminary*

# Select Company Valuation Benchmarking

## CY2023E EV / EBITDA


Mean: 18.6x
Mean: 10.7x
Mean: 12.1x
6.9x
6.8x
12.6x
11.3x
10.0x
8.9x
20.1x
19.8x
17.4x
17.2x
17.5x
11.1x
10.6x
9.2x
6.7x
OptimusPrime (Consensus Estimates)
OptimusPrime (Mgmt. Case)
Scotts Miracle-Gro
FMC Corp
Bioceres
American Vanguard
Balchem
Novozymes
Croda
Chr Hansen
Ecolab
Sotera
Neogen
Diversey
Large AgChem Mean

## CY2023E FCF YIELD[(1)]

*FCF Yield including 2023E Debt Repayment and Preferred Dividend Payment[(2)]*


41%
22%
3%
Mean: 10%
14%
7%
NA
NA
Mean: 3%
3%
3%
2%
NA
Mean: 4%
4%
NA
NA
NA
12%
OptimusPrime (Consensus Estimates)
OptimusPrime (Mgmt. Case)
Bioceres
American Vanguard
FMC Corp
Scotts Miracle-Gro
Balchem
Novozymes
Chr Hansen
Croda
Neogen
Ecolab
Sotera
Diversey
Large AgChem Mean

AgChem Tech | High Value Specialties | Food Safety / Security

**Source:** FactSet, S&P Capital IQ as of 08/30/22

**Notes:** Metrics are based on calendar year financials; EV / Revenue multiples greater than 50.0x are considered "NM". Negative multiples considered "NM". "NA" indicates that a value was not available; **Large AgChem** includes Bayer, Nutrien, Corteva, BASF, Dow, CF Industries, Mosaic, FMC Corp, UPL Limited, and Nufarm

(1) FCF yield calculated as CFO less CapEx divided by Market Capitalization

(2) Assumes preferred dividend payment of $14.3M per Management Case

P / W / P PERELLA WEINBERG PARTNERS

24

 Select Company Operational Benchmarking  CY2022E Ebitda margin  Source: FactSet, S&P Capital IQ as of 08/30/22  Notes: Metrics are based on calendar year financials; Debt / LTM EBITDA and Net Debt / LTM EBITDA multiples with negative EBITDA are considered “NM.” “NA” indicates that a value was not available; Large AgChem includes Bayer, Nutrien, Corteva, BASF, Dow, CF Industries, Mosaic, FMC Corp, UPL Limited, and Nufarm     CY2021A – CY2023E Revenue CAGR  CY2022E Gross margin  AgChem Tech  High Value Specialties  Food Safety / Security

 Select Precedent Transactions  Source: Company filings, Moody’s, press releases  Notes: (1) Reflects forward multiple due to data availability   (2) Assumes 25% EBITDA Margin per JBT Investor Presentation  Highly preliminary & confidential – Illustrative Analyses for Discussion  (1)  (1)  (1)  (2)  (1)  (1)

 Analysis at Various Share Prices  Source: FactSet, Capital IQ, Company Filings, Company financials  Notes: (1) Represents change of control amount for Paine Schwartz Partners convertible preferred equity   (2) Multiples in AVP reflect convertible preferred at liquidation preference, assuming 2.0X MOIC  ($ in millions, except share price)  Highly preliminary & confidential – Illustrative Analyses for Discussion  (1)  (2)  (2)  (2)

 Precedent Premia Analysis  Analysis for U.S. companies acquired since 2017 indicates targets receiving higher premia the steeper the discount to 52-week high  Highly preliminary & confidential – Illustrative Analyses for Discussion  Source: FactSet as of 08/30/2022  Notes: Unaffected premiums shown for acquisitions since 01/01/2017 with a transaction value between $100M – $3B and targets in the United States; excludes MOEs and transactions with targets industries of Energy, Insurance, Mining, Oil & Gas, REITs, Railroads, and Utilities   The Company is currently trading at 64% of its 52W High   (1) % of 52W High reflects share price as of unaffected date divided by 52W High as of unaffected date

 Preliminary Process Alternatives

Preliminary

# Assessment of Preliminary Alternatives

| | Description | PWP Assessment |
|---|---|---|
| A Engage with PSP | ▪ Evaluate and negotiate potential transaction with PSP | ▪ As a result of owning the convertible preferred, PSP represents the buyer with the most leverage from a financial perspective |
| B Run Auction Sale Process | ▪ Pursue sale with outreach to both strategic and financial parties | ▪ PSP redemption requirements under a change of control may be unattractive to potential buyers<br>▪ Valuation likely to reflect risks of executing on strategic plan<br>▪ Need to navigate consideration for PSP's position in the Company |
| C Status Quo / Refinance | ▪ Company focuses on execution of its long-term plan<br>▪ Evaluating potential refinancing options for term loan due in 2024 and Series B Convertible Preferred | ▪ Currently at ~39% ownership on an as-converted basis, PSP's quarterly PIK dividend continues to further dilute shareholders over time<br>▪ High dividend rate and governance requirements of Series B represents overhang to share price<br>▪ Significant Dow position in common represents a secondary overhang<br>▪ Upcoming term loan maturity in 2024 also needs to be addressed in early 2023 before the Company's Going Concern status comes into question in Q4 2023<br>▪ Convertible preferred has no maturity and high breakage costs in the near-term; a refinancing in 2024-2025 becomes more attractive when breakage costs become negligible over time |

P / W / P
PERELLA WEINBERG PARTNERS
30

Preliminary

# A Comparison of IRR / MOIC: Paine Schwartz vs. Other Sponsors

## PAINE SCHWARTZ PARTNERS IRR / MOIC SENSITIVITY[1]

Purchase Price Premium / Implied Adj. EBITDA Multiple

| Exit Adj. EBITDA Multiple | 55.0% / 7.5x | 57.5% / 7.6x | 60.0% / 7.6x | 62.5% / 7.6x | 65.0% / 7.7x |
|---|---|---|---|---|---|
| 8.0x | 26.2% / 3.2x | 26.0% / 3.2x | 25.8% / 3.1x | 25.6% / 3.1x | 25.4% / 3.1x |
| 8.5x | 27.9% / 3.4x | 27.6% / 3.4x | 27.4% / 3.4x | 27.2% / 3.3x | 27.0% / 3.3x |
| 9.0x | 29.4% / 3.6x | 29.2% / 3.6x | **29.0% / 3.6x** | 28.8% / 3.5x | 28.5% / 3.5x |
| 9.5x | 30.9% / 3.8x | 30.7% / 3.8x | 30.5% / 3.8x | 30.3% / 3.7x | 30.0% / 3.7x |
| 10.0x | 32.4% / 4.1x | 32.1% / 4.0x | 31.9% / 4.0x | 31.7% / 4.0x | 31.5% / 3.9x |

## PAINE SCHWARTZ PARTNERS COMMENTARY

- Paine Schwartz Partners returns are more attractive compared to other traditional financial sponsors due to the lack of breakage costs
- **Paine Schwartz is not only expected to receive an attractive ~29% IRR from an illustrative purchase price of $2.50 / share, but also will have received ~15% IRR from the initial Series B Convertible Preferred investment**

## TRADITIONAL SPONSOR IRR / MOIC SENSITIVITY[2]

Purchase Price Premium / Implied Adj. EBITDA Multiple

| Exit Adj. EBITDA Multiple | 55.0% / 8.6x | 57.5% / 8.6x | 60.0% / 8.6x | 62.5% / 8.6x | 65.0% / 8.7x |
|---|---|---|---|---|---|
| 8.0x | 20.2% / 2.5x | 20.0% / 2.5x | 19.8% / 2.5x | 19.7% / 2.5x | 19.5% / 2.4x |
| 8.5x | 21.7% / 2.7x | 21.6% / 2.7x | 21.4% / 2.6x | 21.2% / 2.6x | 21.1% / 2.6x |
| 9.0x | 23.2% / 2.8x | 23.1% / 2.8x | **22.9% / 2.8x** | 22.7% / 2.8x | 22.6% / 2.8x |
| 9.5x | 24.7% / 3.0x | 24.5% / 3.0x | 24.3% / 3.0x | 24.1% / 2.9x | 24.0% / 2.9x |
| 10.0x | 26.0% / 3.2x | 25.8% / 3.2x | 25.7% / 3.1x | 25.5% / 3.1x | 25.3% / 3.1x |

## TRADITIONAL SPONSOR COMMENTARY

- Traditional sponsor returns are less attractive given sponsors are required to pay breakage costs of $81M as of 12/31/22

P / W / P
PERELLA WEINBERG PARTNERS

Source: Company financials
Notes: Analysis utilizes figures from management finance case and assumes transaction close of 12/31/22
(1) Assumes convertible preferred valued at face value at time of transaction close (no breakage costs)
(2) Assumes convertible preferred valued at 2.0x MOIC (inclusive of breakage costs)

31

 Potential Private Equity and Strategic Buyers for Auction Process  Observations On Market environment and current trends  Focus on reduction of food waste / conservation of resources  Changing dietary trends towards fresh fruit and produce  Increasing supply chain risks and disruptions  Increasing demand for data in terms of traceability, quality and food safety   Strategics  Potential buyers  Sponsors  B

 Scheduled Principal repayments and amortization  Need to Address Upcoming 2024 Scheduled Principal Repayments  PWP Assessment  Upcoming term loan maturity in 2024 also needs to be addressed in early 2023 before the Company’s Going Concern status comes into question in Q4 2023  Source: Company Filings, FactSet  Note: (1) Represents remaining principal in 2022 as of Q2-22A   (2) Figures from management model   (3) Interest includes cash interest and cash dividend payments on convertible preferred from management model  Moody’s Credit Rating: B3  S&P Credit Rating: B-  (1)  (2)  (2)  (3)  C  Revenue Haircut Sensitivity – Impact on Ability to Meet Financing Commitments  Revenue Haircut  10%   20%   30%   37%   2027E Revenue   $258   $229   $201   $181   2027E EBITDA   102   90   79   71   2027E Ending Cash Balance   77   52   27   10   Assumes ending 2022 cash balance of ~$60M and $10M minimum cash balance to operate going forward  Haircuts management case total revenue for 2023E to 2027E while holding margins constant  Analysis implies the Company has considerable headroom on its topline forecast while maintaining the ability to service its debt and pay its preferred dividends commentary  Convertible Preferred Accretes Over Time Through PIK Interest  Dividend Rates  16% per annum, of which 50% is payable in cash and 50% is payable in kind for the first year after the closing date, after which 50% will be payable in cash, 37.5% will be payable in kind and 12.5% will be payable in cash or in kind at the company’s discretion (management model assumes 50% cash and 50% PIK in forecast period)  PSP has the right to appoint an additional member to the Board commensurate with their as-converted ownership stake   If PSP has over 50% of Directors on the Board and Dow owns at least 20% of AgroFresh’s as-converted common stock, Dow has the right to designate an additional member to the Board  There is also one share of Series A Preferred Stock owned by Dow, entitling Dow to appoint one director to the Board   Source: Company Filings  Notes: (1) Assumes preferred stock is converted at a conversion price of $5.00 and the amount of shares outstanding remains constant from Q2-22A   (2) Reflects the average for the year, with a 10% cash dividend rate for Q3 2021, Q4 2021 and Q1 2022  ($ in millions)  Paine Schwartz’s ownership expected to cross 50% ownership on an as-converted basis by Q1 2028  (1)  C  (2)  (2)

 Present Value of Future Share Price (Status Quo w/ No Breakage Costs)  Source: Company financials  Notes: Assumes valuation date of 12/31/22; uses current FDSO, NCI, market capitalization and EV; assumes cost of equity of 15.25%. Convertible Preferred    taken at face value in status quo scenario (i.e., no breakage costs included)  Significant common shareholder dilution and impact in the near term from the convertible preferred  Highly preliminary & confidential – Illustrative Analyses for Discussion  C

 Refinancing Considerations: Series B Convertible Preferred  Source: Company financials  Note: (1) Based on 56.3mm diluted shares outstanding  Growth of Equity Value Over time @7.0x EV / EBITDA  Implied Future Share   Price(1)  Net Debt  Convert. Pref.  Equity  Favorable aspects of the Series B convertible preferred include no maturity and ability to pay up to 50% of interest as PIK  Challenges include the high breakage cost, high conversion price and the inability to pay more than 62.5% as cash  As shown in the charts on the left, leverage likely remains elevated and implied share price remains low during the next few years  Share price remains low relative to both the $5 price, which allows PSP to convert, and the $8 price which allows Company to avoid breakage costs  Breakage costs reduce to $0 by 2025  Collective impact of these points is little to no need or benefit of refinancing the convertible preferred in the near term  In 2024-2025 onwards, as breakage costs reduce, a refinancing of the convertible preferred begins to make more sense  Considerations  ($ in millions)  High breakage costs preclude Company from refinancing convertible preferred in the near-term  C

Preliminary

# C Refinancing Considerations: Term Loan B

- Company's Term Loan B's 2024 maturity creates risk of a going concern issue in Q4 2023 if not refinanced prior to then
  - To avoid this risk, Company should be prepared to refinance the Term Loan by Q1/Q2 2023 if not earlier
- Tailwinds and headwinds for a TLB refinancing relative to the 2020 refinancing:
  - ✓ Reduction in secured leverage from ~6x to ~4x
  - ✓ Greater runway if refinanced in next ~6 months
  - ✓ Continued growth and diversification of the business
  - ✓ Resolution of Decco patent infringement litigation
  - ✗ Convertible preferred weighs as a cash cost and is treated as debt by S&P
  - ✗ Volatility of current TLB market with loans pricing 100-125+ bps wider than existing trading
  - ✗ Small size of remaining TLB constrains liquidity
- Refinancing in the private credit market would have some advantages relative to the TLB market (see next page)

## LOAN TRADING DOWN IN LINE WITH INDEX[1]



102.0
100.0
98.0
96.0
94.0
92.0
90.0
98.4
94.7
Jan-22
Feb-22
Mar-22
Apr-22
May-22
Jun-22
Jul-22
Aug-22
B-rated LevLoan Index
AgroFresh L+625 TLB due Dec 2024

## MONTHLY LEVFIN ISSUANCE BY TYPE[2][3]



$120
$100
$80
$60
$40
$20
$0
$76
$33
$6
5%
$65
$29
$10
10%
$62
$31
$23
20%
$14
$10
$5
18%
$80
$24
$6
5%
$24
$9
$8
19%
$16
$10
$15
36%
$34
$11
$7
14%
$6
$2
$10
55%
$17
$9
$10
28%
$8
$2
$11
53%
$5
$8
$5
26%
Sep-21
Oct-21
Nov-21
Dec-21
Jan-22
Feb-22
Mar-22
Apr-22
May-22
Jun-22
Jul-22
Aug-22
Private Credit
HY Bonds
TLB
Private Credit as % of Total

PERELLA WEINBERG PARTNERS

Source: S&P, LCD, LevFinInsights (LFI)

Notes: (1) Data as of 8/31/22
(2) Data as of 8/26/22
(3) Private credit data based on LFI and PWP estimate of LFI data's market capture (41.5%)

37

Preliminary

# C Comparing Private Credit to Broadly Syndicated Debt

| | Private Credit | US HY Bonds | Term Loan B |
|---|---|---|---|
| Illustrative Max Leverage | Highest leverage of any market | Highest leverage in broadly syndicated markets | Lowest leverage in broadly syndicated markets |
| Illustrative Maturity | Historically: 3 - 4 years<br>More recently: up to 7 years | Typically 5, 7, 8 years | 7 years |
| Illustrative WACD | S+700 and up | 9% and up | S+650 and up |
| Callability | Call protection generally through premiums vs. make whole | Make whole / Non-call period | Greatest callability in the market |
| Execution Risk | Low | Medium | Medium |
| Advantages & Considerations | ✓ Confidentiality<br>✓ No public ratings requirement<br>✓ Customized solution / partnership approach<br>✓ Negotiated deal able to consider future vs. trailing performance<br>✗ Will include financial covenants<br>✗ Amortization and ECF sweeps | ✓ No financial maintenance covenants<br>✓ No amortization or ECF sweep<br>✗ Requires ratings<br>✗ Minimize size (typically $300M)<br>✗ Public marketing process | ✓ Callability<br>✓ Often cov-lite<br>✓ No amortization<br>✗ Requires ratings and marketing<br>✗ Minimize size (typically $300M)<br>✗ Public marketing process |

P / W / P
PERELLA WEINBERG PARTNERS
38

 Next Steps

 Suggested Next Steps and Areas for Further Analysis  Further pressure test forecast sensitivities and levers  Develop an understanding of Company’s margin of safety over its commitments to investors (i.e., how much can Company “miss” its forecast by and still meet its debt amortization and preferred dividend payments?)  Refine “Market View” of projections  Adjust underlying assumptions to most accurately reflect the market’s likely perception of Company forecast  Continue to examine the implications of various external (macroeconomic, environmental, etc.) and internal (R&D, strategic investments, customer relationship development, etc.) factors on Company’s perceived ability to deliver on its objectives  Assess the impact delays in product development and regulatory approval could have on Company’s ability to capitalize on growth projects due to potential loss of first-mover advantage  Evaluate potential transaction with Paine Schwartz  Solidify standalone valuation prior to further engagement with Paine Schwartz  Evaluate different processes for engaging with Paine Schwartz  Decide on key points of contact among respective parties   Diligence on Dow’s position regarding potential sale process   Further diligence on the impact of refinancing the senior debt or preferred   Review of current capital structure  Consider refinancing scenarios for the Company’s senior debt and convertible preferred equity  Ideally, Company’s Term Loan B is refinanced by Q1 / Q2 2023 to avoid the risk of a “going concern” issue as the debt will become current in Q4 2023  The Company’s convertible preferred equity is treated as debt by S&P and has significant cash costs  1  2  3  4

 Appendix

 Annotated Stock Chart – Since January 2020  Source: Company Filings, Capital IQ as of 08/30/2022  Note: Fiscal year ends Dec. 31; EBITDA figures are non-GAAP

 Current M&A Environment Overview and Outlook  M&A processes remain active and new launches continue, although at a slower pace; expect Strategic and Sponsor activity to pick up in H2’22 and accelerate into 2023, if financing markets stabilize  Strategics continue to pursue M&A, but many are digesting recent large-scale acquisitions; current environment is becoming advantageous for a select few  Sponsors have ample capital for new platforms, but increased financing costs have adversely impacted returns, limiting Sponsors’ ability to pay, benefitting Strategics   Public market and PF valuation receptivity to M&A have become increasingly sensitive to growth and value creation idiosyncrasies   Success in today’s market requires a compelling narrative with multiple value creation drivers

 Chemicals M&A Volumes Since 2010 – North America and Western Europe ($100M – $3B)  Despite Market Volatility, 2022 Chemicals M&A Activity Continues and is On Track to be “Healthy”  Source: FactSet as of 08/30/2022  Notes: Represents Chemicals M&A volume from 01/01/2010 – 08/30/2022 for completed and pending transactions with a deal value between $100M and $3B and a North American or Western European target   (1) Represents annualized 2022 metric  ($ in billions)  Deal  Count  (1)  Median   2010 – 2021 Volume: $12B  (1)

 Select Company Operational Benchmarking  CY2022E S&M, % of Revenue  CY2022E R&D, % of Revenue  CY2022E G&A, % of Revenue  Source: FactSet, S&P Capital IQ as of 08/30/22  Note: Metrics are based on calendar year financials. “NA” indicates that a value was not available; Large AgChem includes Bayer, Nutrien, Corteva, BASF, Dow, CF Industries, Mosaic, FMC Corp, UPL Limited, and Nufarm  AgChem Tech  High Value Specialties  Food Safety / Security

 Select Company Leverage Benchmarking  AgChem Tech  High Value Specialties  Food Safety / Security  Net debt / ltm ebitda  Gross debt / ltm ebitda  (1)  (1)  Source: FactSet, S&P Capital IQ as of 08/30/22  Notes: Metrics are based on calendar year financials; EV / Revenue multiples greater than 50.0x are considered “NM”. Negative multiples considered “NM”. “NA” indicates that a value was not available; Large AgChem includes Bayer, Nutrien, Corteva, BASF, Dow, CF Industries, Mosaic, FMC Corp, UPL Limited, and Nufarm   (1) Adjustment bar considers $155M of convertible preferred equity included in debt

Preliminary

# Select Company Credit Benchmarking

## INTEREST COVERAGE RATIO



4.3x (1)
23.0x
5.9x
2.8x
NA
Mean: 10.6x
73.5x
Mean: 73.5x
NA
NA
NA
13.5x
7.3x
3.3x
NA
Mean: 8.0x
37.7x
OptimusPrime
American Vanguard
Scotts Miracle-Gro
Bioceres
FMC Corp
Balchem
Novozymes
Chr Hansen
Croda
Ecolab
Sotera
Diversey
Neogen
Large AgChem Mean

## CASH AS A % OF MARKET CAP



59%
4%
4%
3%
1%
Mean: 3%
8%
2%
1%
1%
Mean: 3%
17%
12%
3%
0%
Mean: 8%
9%
OptimusPrime
Bioceres
FMC Corp
American Vanguard
Scotts Miracle-Gro
Croda
Balchem
Novozymes
Chr Hansen
Neogen
Diversey
Sotera
Ecolab
Large AgChem Mean

## S&P CREDIT RATINGS

| OptimusPrime | FMC Corp | Scotts Miracle-Gro | American Vanguard | Bioceres | Novozymes | Croda | CHR Hansen | Balchem | Ecolab | Sotera | Diversey | Neogen |
|---|---|---|---|---|---|---|---|---|---|---|---|---|
| B- | BBB- | BB | - | - | - | - | - | - | A- | BB- | - | BB+ |

AgChem Tech | High Value Specialties | Food Safety / Security

P / W / P
PERELLA WEINBERG PARTNERS

Source: FactSet, S&P Capital IQ as of 08/30/22
Note: Metrics are based on calendar year financials; Interest coverage ratios with negative EBITDA are considered "NM." "NA" indicates that a value was not available; **Large AgChem** includes Bayer, Nutrien, Corteva, BASF, CF Industries, Mosaic, FMC Corp, UPL Limited, and Nufarm
(1) Includes Q2-22 LTM cash dividends paid for convertible preferred

47

 Discounted Cash Flow Analysis – Management Finance Case  ($ in millions)  (2)  Highly preliminary & confidential – Illustrative Analyses for Discussion  (1)  (1)  Sources: Company financials  Notes: Assumes valuation date as of 9/30/2022; Assumes tax rate of 21.0%; Fiscal year ends Dec. 31   (1) 2022E-2026E amortization sourced from Q2-22 10Q estimated annual amortization schedule; 2027E-2032E amortization assumed to decrease by (0.5%) each year   (2) Change in NWC as a % of change in revenue held constant from 2027E

Preliminary

# Discounted Cash Flow Analysis – Market Discount Case

## *Excludes impact of Novel Antimicrobials and Novozymes Biologics from management projections and assumes 3% YoY growth for VitaFresh Botanicals Coatings and FreshCloud starting 2025E*

*($ in millions)*

| | Standalone Unlevered Free Cash Flows[1] | | | | | | | | | | |
|---|---|---|---|---|---|---|---|---|---|---|---|
| | 2022E | 2023E | 2024E | 2025E | 2026E | 2027E | 2028E | 2029E | 2030E | 2031E | 2032E |
| **Revenue** | **$175.6** | **$185.8** | **$199.1** | **$212.6** | **$230.7** | **$247.9** | **$260.2** | **$270.5** | **$277.1** | **$280.8** | **$284.7** |
| *% Growth* | *5.8%* | *5.8%* | *7.1%* | *6.8%* | *8.5%* | *7.5%* | *5.0%* | *3.9%* | *2.5%* | *1.3%* | *1.4%* |
| **Adj. EBITDA** | **66.5** | **68.0** | **71.5** | **74.4** | **78.7** | **84.5** | **86.6** | **87.7** | **85.4** | **81.7** | **77.7** |
| *% Margin* | *37.9%* | *36.6%* | *35.9%* | *35.0%* | *34.1%* | *34.1%* | *33.3%* | *32.4%* | *30.8%* | *29.1%* | *27.3%* |
| Less: D&A | (45.7) | (45.5) | (44.6) | (44.9) | (45.6) | (46.3) | (47.2) | (48.2) | (49.2) | (50.4) | (51.6) |
| **Adj. EBIT** | **$20.9** | **$22.6** | **$27.0** | **$29.4** | **$33.1** | **$38.1** | **$39.4** | **$39.5** | **$36.1** | **$31.3** | **$26.2** |
| Less: Stock-Based Comp | (4.8) | (4.9) | (5.0) | (5.2) | (5.4) | (5.5) | (5.7) | (5.8) | (6.0) | (6.2) | (6.4) |
| Less: Taxes | (3.4) | (3.7) | (4.6) | (5.1) | (5.8) | (6.9) | (7.1) | (7.1) | (6.3) | (5.3) | (4.2) |
| **Net Operating Profit After Tax** | **$12.7** | **$13.9** | **$17.3** | **$19.1** | **$21.9** | **$25.8** | **$26.6** | **$26.6** | **$23.8** | **$19.8** | **$15.6** |
| Plus: D&A | 45.7 | 45.5 | 44.6 | 44.9 | 45.6 | 46.3 | 47.2 | 48.2 | 49.2 | 50.4 | 51.6 |
| Less: Total CapEx | (4.5) | (5.6) | (6.0) | (7.1) | (8.8) | (9.8) | (10.8) | (11.7) | (12.5) | (13.2) | (13.9) |
| Less: (Increase) / Decrease in NWC | (6.2) | (7.5) | (9.4) | (12.7) | (17.7) | (18.9) | (18.4) | (21.5) | (22.4) | (22.5) | (23.6) |
| **Unlevered Free Cash Flow** | **$47.8** | **$46.4** | **$46.5** | **$44.3** | **$41.1** | **$43.4** | **$44.6** | **$41.6** | **$38.1** | **$34.5** | **$29.7** |
| *% of Year Remaining* | *25.0%* | *100.0%* | *100.0%* | *100.0%* | *100.0%* | *100.0%* | *100.0%* | *100.0%* | *100.0%* | *100.0%* | *100.0%* |
| **Remaining Cash Flows** | **$11.9** | **$46.4** | **$46.5** | **$44.3** | **$41.1** | **$43.4** | **$44.6** | **$41.6** | **$38.1** | **$34.5** | **$29.7** |
| Discount Factor (12.5% WACC) | 0.99x | 0.92x | 0.81x | 0.72x | 0.64x | 0.57x | 0.51x | 0.45x | 0.40x | 0.36x | 0.32x |
| **PV of Remaining Cash Flows** | **$11.8** | **$42.4** | **$37.8** | **$32.0** | **$26.4** | **$24.8** | **$22.7** | **$18.8** | **$15.3** | **$12.3** | **$9.4** |

| Terminal Value Build | |
|---|---|
| Terminal Year EBITDA | $77.7 |
| Exit EBITDA Multiple | 8.0x |
| **Terminal Value** | **$621.9** |
| *Implied Terminal Growth Rate* | *10.8%* |
| Discount Factor (12.5% WACC) | 0.32x |
| **Present Value of Terminal Value** | **$197.2** |

| Valuation | |
|---|---|
| Present Value of Cash Flows | $253.7 |
| Present Value of Terminal Value | 197.2 |
| **Enterprise Value** | **$450.9** |
| *Terminal Value as a % of Enterprise Value* | *43.7%* |
| Plus: Cash | $51.5 |
| Less: Debt | ($262.3) |
| Less: Convertible Preferred | ($155.1) |
| Less: Non-Controlling Interest | ($7.4) |
| **Equity Value** | **$77.7** |
| Diluted Shared Shares Outstanding | 56.318 |
| **Implied Share Price** | **$1.38** |
| *% Premium / (Discount) to Current* | *(11%)* |

**ENTERPRISE VALUE**

| | Exit Multiple | | | | |
|---|---|---|---|---|---|
| **WACC** | 7.0x | 7.5x | 8.0x | 8.5x | 9.0x |
| 10.5% | $478 | $492 | $507 | $522 | $536 |
| 11.5% | $451 | $464 | $478 | $491 | $505 |
| 12.5% | $426 | $439 | **$451** | $463 | $475 |
| 13.5% | $403 | $415 | $426 | $437 | $449 |
| 14.5% | $383 | $393 | $403 | $414 | $424 |

**IMPLIED SHARE PRICE**

| | Exit Multiple | | | | |
|---|---|---|---|---|---|
| **WACC** | 7.0x | 7.5x | 8.0x | 8.5x | 9.0x |
| 10.5% | $1.86 | $2.12 | $2.38 | $2.64 | $2.90 |
| 11.5% | $1.38 | $1.62 | $1.86 | $2.10 | $2.34 |
| 12.5% | $0.94 | $1.16 | **$1.38** | $1.60 | $1.82 |
| 13.5% | $0.54 | $0.74 | $0.94 | $1.14 | $1.34 |
| 14.5% | $0.17 | $0.35 | $0.54 | $0.72 | $0.90 |

Highly Preliminary – Illustrative Analyses for Discussion

P / W / P
PERELLA WEINBERG PARTNERS

**Sources:** Company financials

**Notes:** Assumes valuation date as of 9/30/2022; Assumes tax rate of 21.0%; Fiscal year ends Dec. 31

(1) Excludes impact of Novel Antimicrobials and Novozymes Biologics revenue and gross margin forecasts from management finance case and assumes 3% YoY growth for VitaFresh Botanicals Coatings and FreshCloud starting 2025E; OpEx, D&A, SBC, CapEx and change in NWC figures held constant from mgmt. finance case

49

Preliminary

# Leveraged Buyout Analysis – Management Finance Case

*($ in millions)*

## TRANSACTION ASSUMPTIONS

- Illustrative transaction close: 12/31/2022
- Offer price of $2.50 per share (61.3% premium)(1)
  - Implied EV: $588M(2)
  - Implied EV / LTM FY22E Revenue: 3.3x
  - Implied EV / LTM FY22E Adj. EBITDA: 8.8x
- Minimum Operating Cash – $10M
- Total Transaction Debt – $266M
  - 4.0x Term Loan at 9.0% interest rate and 1.0% annual amortization
- Exit – End of FY2027E (5-Year Hold)
  - Exit Value – $1.0B (9.0x LTM Adj. EBITDA)
- Assumes 5% management incentive plan
- Tax Rate – 21%; assumes zero taxes when EBT is negative
- Excludes transaction expenses
- Assumes balance sheet as of transaction close date

## SOURCES AND USES

| Sources of Funds | | |
|---|---|---|
| New Term Loan | $266 | 40.9% |
| New Sponsor Equity | 325 | 49.9% |
| Cash on Balance Sheet | 60 | 9.3% |
| **Total Sources** | **$651** | **100.0%** |

| Uses of Funds | | |
|---|---|---|
| Purchase of Equity | $141 | 21.6% |
| Existing Debt | 258 | 39.6% |
| Preferred Stock Buyout (3) | 243 | 37.3% |
| Transaction Expenses | - | -% |
| Minimum Cash | 10 | 1.5% |
| **Total Uses** | **$651** | **100.0%** |

Highly Preliminary – Illustrative Analyses for Discussion

## IRR / MOIC SENSITIVITY

Purchase Price Premium / Implied Adj. EBITDA Multiple

| Exit Adj. EBITDA Multiple | 55.0% / 8.6x | 57.5% / 8.6x | 60.0% / 8.6x | 62.5% / 8.6x | 65.0% / 8.7x |
|---|---|---|---|---|---|
| 8.0x | 20.2% / 2.5x | 20.0% / 2.5x | 19.8% / 2.5x | 19.7% / 2.5x | 19.5% / 2.4x |
| 8.5x | 21.7% / 2.7x | 21.6% / 2.7x | 21.4% / 2.6x | 21.2% / 2.6x | 21.1% / 2.6x |
| 9.0x | 23.2% / 2.8x | 23.1% / 2.8x | **22.9% / 2.8x** | 22.7% / 2.8x | 22.6% / 2.8x |
| 9.5x | 24.7% / 3.0x | 24.5% / 3.0x | 24.3% / 3.0x | 24.1% / 2.9x | 24.0% / 2.9x |
| 10.0x | 26.0% / 3.2x | 25.8% / 3.2x | 25.7% / 3.1x | 25.5% / 3.1x | 25.3% / 3.1x |

## ABILITY TO PAY SENSITIVITY (OFFER PRICE / PREMIUM(1))

Required IRR

| Exit Adj. EBITDA Multiple | 20.0% | 22.5% | 25.0% | 27.5% | 30.0% |
|---|---|---|---|---|---|
| 8.0x | $2.44 / 57.5% | $1.88 / 21.4% | $1.39 / (10.5%) | $0.95 / (38.8%) | $0.56 / (64.0%) |
| 8.5x | $2.82 / 82.2% | $2.23 / 43.7% | $1.70 / 9.6% | $1.23 / (20.6%) | $0.81 / (47.4%) |
| 9.0x | $3.21 / 106.9% | $2.57 / 66.0% | **$2.01 / 29.8%** | $1.51 / (2.3%) | $1.07 / (30.9%) |
| 9.5x | $3.59 / 131.6% | $2.92 / 88.3% | $2.32 / 49.9% | $1.80 / 15.9% | $1.33 / (14.3%) |
| 10.0x | $3.97 / 156.4% | $3.26 / 110.6% | $2.64 / 70.1% | $2.08 / 34.2% | $1.58 / 2.3% |

P / W / P
PERELLA WEINBERG PARTNERS

**Sources:** Company financials, FactSet, Capital IQ as of 08/30/22

**Notes:**
(1) Premium to current share price of $1.55 as of 08/30/22
(2) Utilizes management cash and debt projections as of 12/31/22
(3) Represents change of control amount for Paine Schwartz Partners convertible preferred equity

50

 Leveraged Buyout Analysis – Management Finance Case (Cont’d)  ($ in millions)  Financial summary  CREDIT STATISTICS  Net Debt / LTM Adj. EBITDA  Sources: Company financials  Note: Fiscal year ends Dec. 31   (1) 2022E-2026E amortization sourced from Q2-22 10Q estimated annual amortization schedule; 2027E amortization assumed to grow by (0.5%)  Highly preliminary & confidential – Illustrative Analyses for Discussion  (1)

Preliminary

# Illustrative WACC Analysis – Bloomberg

*($ in millions)*

| Company Beta & Capital Structure Overview | | | | | | | |
|---|---|---|---|---|---|---|---|
| Company | Levered Beta [1] | Gross Debt | Equity Value | Debt / Equity | Debt / Cap. | Marginal Tax Rate [2] | Unlevered Beta |
| OptimusPrime | 1.11 | $262 | $87 | 300% | 75% | 21% | 0.33 |

| Peer Beta & Capital Structure Overview | | | | | | | |
|---|---|---|---|---|---|---|---|
| Company | Levered Beta [1] | Gross Debt | Equity Value | Debt / Equity | Debt / Cap. | Marginal Tax Rate [2] | Unlevered Beta |
| Ecolab | 1.08 | $9,187 | $47,498 | 19% | 16% | 21% | 0.94 |
| Novozymes | 0.96 | 982 | 16,016 | 6% | 6% | 22% | 0.92 |
| FMC Corp | 1.12 | 4,042 | 13,897 | 29% | 23% | 21% | 0.91 |
| Croda | 0.74 | 1,300 | 11,114 | 12% | 10% | 19% | 0.67 |
| Chr Hansen | 0.83 | 968 | 7,459 | 13% | 11% | 22% | 0.75 |
| Sotera | 1.20 | 1,837 | 4,812 | 38% | 28% | 21% | 0.92 |
| Balchem | 0.79 | 447 | 4,367 | 10% | 9% | 21% | 0.73 |
| Scotts Miracle-Gro | 1.15 | 3,767 | 3,811 | 99% | 50% | 21% | 0.65 |
| Neogen | 0.87 | 3 | 2,290 | 0% | 0% | 21% | 0.87 |
| Diversey | 1.02 | 2,116 | 2,007 | 105% | 51% | 21% | 0.55 |
| Bioceres | 0.39 | 168 | 912 | 18% | 16% | 21% | 0.34 |
| American Vanguard | 1.00 | 126 | 639 | 20% | 16% | 21% | 0.86 |
| **Peer Median** | **0.98** | | | **19%** | **16%** | **21%** | **0.81** |
| **Peer Average** | **0.93** | | | **31%** | **20%** | **21%** | **0.76** |

| Weighted Average Cost of Capital | Low | Mid | High |
|---|---|---|---|
| **Unlevered Beta** | **1.00** | **1.10** | **1.20** |
| **Cost of Equity** | | | |
| Levered Beta | 1.20 | 1.32 | 1.44 |
| Market Risk Premium [3] | 6.22% | 6.22% | 6.22% |
| Equity Risk Premium | 7.45% | 8.19% | 8.94% |
| 20-Year Treasury Yield (3M Avg.) [4] | 3.39% | 3.39% | 3.39% |
| Size Premium [5] | 3.67% | 3.67% | 3.67% |
| **Cost of Equity** | **14.50%** | **15.25%** | **15.99%** |
| *Equity / Capitalization* | *80%* | *80%* | *80%* |
| **Cost of Debt** | | | |
| Cost of Debt | 10.00% | 10.00% | 10.00% |
| Tax Rate | 21% | 21% | 21% |
| **After-Tax Cost of Debt** | **7.90%** | **7.90%** | **7.90%** |
| *Debt / Capitalization* | 20% | 20% | 20% |
| **WACC** | **13.18%** | **13.78%** | **14.38%** |
| *Implied Debt / Equity* | *25%* | *25%* | *25%* |
| *Implied Equity Value ($M)* | *$280* | *$280* | *$280* |

Source: Bloomberg, FactSet, Kroll, S&P Capital IQ as of 08/30/22

Notes:
(1) 5-year weekly Bloomberg Beta
(2) Deloitte Corporate Tax Rates 2022
(3) Kroll's supply-side long term equity risk premium
(4) 20-year treasury rate as of 08/30/22
(5) Size premium interpolated based on Kroll size premia by market cap range using assumed optimal capital structure for OptimusPrime of 80% Equity / Capitalization

P / W / P
PERELLA WEINBERG PARTNERS

52

Management Finance Case: Cash Flow Statement  Source: Company financials  ($ in millions)

 Management Finance Case: COGS Drivers  Source: Company financials

 OptimusPrime New Product Launch Assumptions  Source: Company materials

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